                                                                     Exhibit 3.2

                                   BYLAWS OF
                                   UTG, INC.

                                   ARTICLE I

                                    Offices

     The  registered  office  of  the  corporation  shall  be  in  the  City  of
Wilmington, County of New Castle, State of Delaware.

     The principal  office of the  corporation  shall be located in Springfield,
Illinois,  or at such  other  place or places  from time to time as the board of directors  determines.  The  corporation  may have  such  other  offices  as the business of the corporation may require from time to time.

                                  ARTICLE II

                                  Stockholders

     Section 1. Annual Meetings. The annual meeting of the stockholders shall be held  for the  election  of  directors  and for the  transaction  of such  other business as may properly  come before the meeting at such date,  time and place, either within or without the State of Delaware,  as the board of directors shall each year fix.

     Section 2. Special Meetings. Special meetings of the stockholders,  for any purpose or purposes  prescribed  in the notice of the meeting,  may be called by the chief executive officer,  the chairman of the board, the board of directors, or by the holders of not less than  one-fifth of the shares of stock entitled to vote at the meeting,  and shall be held at such place, on such date, and at such time as they or he may fix.

     Section 3.  Notice of  Meetings.  Whenever  stockholders  are  required  or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting,  and, in the case of a special  meeting,  the  purpose or  purposes  for which the meeting is called.  Unless  otherwise  provided by law, the certificate of incorporation or these bylaws, the written notice of any meeting shall be given not less than ten nor more than sixty  days  before  the date of the  meeting to each  stockholder entitled to vote at such meeting.  If mailed,  such notice shall be deemed to be given when deposited in the mail,  postage prepaid,  directed to the stockholder at his address as it appears on the records of the corporation.

     Section  4.  Adjournments.  Any  meeting  of the  stockholders,  annual  or special,  may adjourn  from time to time to  reconvene at the same or some other place,  and notice need not be given of any such  adjourned  meeting if the time and place  thereof  are  announced  at the meeting at which the  adjournment  is taken. At the adjourned  meeting the corporation may transact any business which might have been  transacted at the original  meeting.  If the adjournment is for more than thirty days,  or if after the  adjournment  a new record date is fixed for the adjourned  meeting,  a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 5. Quorum.  Except as otherwise provided by law, the certificate of incorporation  or these bylaws,  at each meeting of stockholders the presence in person or by proxy of the  holders of shares of stock  having a majority  of the votes  which  could be cast by the  holders of all  outstanding  shares of stock entitled to vote at the meeting shall be necessary and  sufficient to constitute a quorum.  In the  absence of a quorum,  the  stockholders  so present  may,  by majority vote,  adjourn the meeting from time to time in the manner  provided in
Article II, Section 4 of these bylaws until a quorum shall attend.

     Section 6. Organization. Meetings of stockholders shall be presided over by the chairman of the board, or in his absence by the chief executive officer,  or in his absence by the president, or in the absence of the foregoing persons by a chairman  designated  by the  board  of  directors,  or in the  absence  of such designation  by a chairman  chosen at the meeting.  The  secretary  shall act as secretary  of the  meeting,  but in his absence the  chairman of the meeting may appoint any person to act as secretary of the meeting.

     Section 7. Voting; Proxies. Except as otherwise provided by the certificate
of  incorporation,   each  stockholder  entitled  to  vote  at  any  meeting  of stockholders  shall be  entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy,  but no such proxy  shall be voted or acted  upon after  three years  from its date,  unless the proxy  provides  for a longer  period.  A duly executed proxy shall be irrevocable if it states that it is irrevocable  and if, and only as long as, it is coupled with an interest sufficient in law to support an  irrevocable  power.  A  stockholder  may  revoke  any  proxy,  which  is not irrevocable,  by  attending  the  meeting  and  voting in person or by filing an instrument in writing  revoking the proxy or another duly executed proxy bearing a  later  date  with  the  secretary  of the  corporation.  At all  meetings  of stockholders  for the  election of directors a plurality of the votes cast shall be  sufficient  to elect.  All  other  elections  and  questions  shall,  unless otherwise  provided by law, the certificate of incorporation or these bylaws, be decided by the vote of the  holders of shares of stock  having a majority of the votes which could be cast by the holders of all shares of stock entitled to vote thereon which are present in person or represented by proxy at the meeting.

     Section 8. List of  Stockholders  Entitled  to Vote.  The  secretary  shall prepare and make,  at least ten days before  every  meeting of  stockholders,  a complete list of the stockholders  entitled to vote at the meeting,  arranged in alphabetical  order,  and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the  examination  of any  stockholder,  for any purpose  germane to the meeting, during ordinary  business hours,  for a period of at least ten days prior to the meeting,  either at a place  within  the city  where the  meeting is to be held, which  place  shall be  specified  in the notice of the  meeting,  or, if not so specified,  at the place where the meeting is to be held. The list shall also be produced  and kept at the time and place of the  meeting  during  the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only  evidence as to who are the  stockholders  entitled to examine the stock ledger,  the list of stockholders or the books of the corporation,  or to vote in person or by proxy at any meeting of stockholders.

     Section 9. Action by Consent of Stockholders.  Unless otherwise  restricted by the  certificate  of  incorporation,  any action  required or permitted to be taken at any annual or special meeting of the  stockholders may be taken without a meeting,  without  prior  notice and without a vote,  if a consent in writing, setting  forth the action so taken,  shall be signed by the holders (and include the date of signature for each such holder) of outstanding stock having not less than the minimum  number of votes that would be  necessary  to authorize or take such  action at a meeting  at which all shares  entitled  to vote  thereon  were present and voted and shall be delivered to the  corporation  by delivery to its principal  place of  business  or the  secretary  within  sixty (60) days of the earliest  dated  consent.  Prompt notice of the taking of the  corporate  action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

     Section 10. Meeting of all Stockholders.  If all of the stockholders  shall meet at any time and  place,  and  consent to the  holding  of a  meeting,  such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

                                  ARTICLE III

                               Board of Directors

     Section 1. Number; Qualifications. The board of directors may by resolution from time to time  designate the number of directors  that shall  constitute the whole  board,  which shall not be less than six (6) nor more than  eleven  (11), subject to the rights of the stockholders to repeal or modify such actions. Each director shall hold office for a term expiring at the next annual  stockholders'
meeting  following his or her election or until his or successor shall have been elected and qualified, whichever period is longer.

     Section 2. Election;  Resignation;  Removal; Vacancies. At the first annual meeting of stockholders and at each annual meeting thereafter,  the stockholders shall elect  directors  each of whom shall hold office  until his  successor  is elected and qualified or until his earlier resignation and removal. Any director may resign at any time upon written notice to the corporation. Any newly created directorship  or any vacancy  occurring in the board of directors  for any cause may be filled by a majority of the remaining  members of the board of directors, although  such  majority is less than a quorum,  or by a plurality  of the votes cast at a meeting of  stockholders,  and each  director  so  elected  shall hold office until the  expiration  of the term of office of the director  whom he has replaced or until his successor is elected and qualified.

     Section 3. Regular Meetings. Regular meetings of the board of directors may be held at such places and at such times within or without the State of Delaware as the board of directors may from time to time determine,  and if so determined notices thereof need not be given.

     Section 4. Special Meetings. Special meetings of the board of directors may be held at any time or place  within or without the State of  Delaware  whenever called by the chairman of the board, the chief executive officer,  or any member of the board of directors. Notice of a special meeting of the board of directors shall be given by the person or persons calling the meeting at least twenty-four
(24) hours before the special meeting.

     Section  5.  Telephonic  Meetings  Permitted.   Members  of  the  board  of
directors,  or  any  committee  designated  by  the  board  of  directors,   may
participate  in a meeting  thereof by means of  conference  telephone or similar communications  equipment  by means of which all  persons  participating  in the meeting can hear each other,  and  participation  in a meeting  pursuant to this
Section 5 shall constitute presence in person at such meeting.

     Section 6. Quorum;  Vote Required for Action.  At all meetings of the board of  directors a majority  of the whole board of  directors  shall  constitute  a quorum for the transaction of business. Except in cases in which the certificate of incorporation or these bylaws  otherwise  provide,  the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

     Section  7.  Organization.  Meetings  of the  board of  directors  shall be presided  over by the  chairman  of the  board,  or in his  absence by the chief executive officer, or in his absence by the president,  or in their absence by a chairman  chosen at the  meeting.  The  secretary  shall act as secretary of the meeting,  but in his absence the  chairman of the meeting may appoint any person to act as secretary of the meeting.

     Section 8. Informal Action by Directors. Unless otherwise restricted by the certificate of incorporation  or these bylaws,  any action required or permitted to be taken  at any  meeting  of the  board of  directors,  or of any  committee thereof, may be taken without a meeting if all members of the board of directors or such  committee,  as the case may be,  consent  thereto in  writing,  and the writing or writings  are filed with the minutes of  proceedings  of the board of directors or such committee.

                                  ARTICLE IV

                                   Committees

     Section 1. Committees.  The board of directors may, by resolution passed by a majority of the whole board of directors,  designate  one or more  committees, each  committee to consist of one or more of the  directors of the  corporation.
The board of directors may designate one or more directors as alternate  members of any  committee,  who may  replace  any absent or  disqualified  member at any meeting of the committee.  In the absence or disqualification of a member of the committee,  the  member  or  members  thereof  present  at any  meeting  and not disqualified  from voting,  whether or not he or they  constitute a quorum,  may unanimously  appoint  another  member  of the board of  directors  to act at the meeting in place of any such absent or disqualified  member. Any such committee, to the extent  permitted by law and to the extent  provided in the resolution of the board of directors creating such committee,  shall have and may exercise all the powers and  authority  of the board of directors  in the  management  of the business and affairs of the corporation.

     Section 2. Executive  Committee.  The board of directors may, by resolution regularly  adopted,  designate one or more  directors to constitute an executive committee. The executive committee, in the intervals between the meetings of the board,  shall have and may exercise all the powers and authority of the board in the management of the business and affairs of the  corporation,  except that the executive  committee  shall  not have any power or  authority  in  reference  to amending the  certificate of  incorporation,  adopting an agreement of merger or consolidation,  recommending to the  stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets,  recommending to the  stockholders  a  dissolution  of the  corporation  or a revocation  of a dissolution,  amending  the  bylaws  of the  corporation,  declaring  dividends, authorizing  the issuance of stock,  or adopting a certificate  of ownership and merger. A majority of such committee shall constitute a quorum.

     Section  3.  Committee  Rules.  Unless  the  board of  directors  otherwise provides,  each committee  designated by the board of directors may make,  alter and repeal rules for the conduct of its  business.  In the absence of such rules each  committee  shall  conduct its  business in the same manner as the board of directors conducts its business pursuant to Article III of these bylaws.

                                   ARTICLE V

                                    Officers

     Section 1. Classes.  The officers of the corporation shall be a chairman of the board, a chief executive officer, a chief operating officer, a secretary and a treasurer, and such other officers,  including one or more vice presidents, as may be provided by the board of  directors  and elected in  accordance  with the provisions of this article.

     Section 2.  Election and Term of Office.  The  officers of the  corporation shall be elected  annually by the board of directors at the first meeting of the board of  directors  held after each  annual  meeting  of  stockholders.  If the election of officers  shall not be held at such meeting,  such election shall be held as soon  thereafter as  convenient.  Vacancies may be filled or new offices created and filled at any meeting of the board of directors.  Each officer shall hold office  until his or her  successor  shall have been duly elected and shall have  qualified  or until his or her  death or until he or she  shall  resign or shall have been removed from office in the manner hereinafter provided.

     Section 3.  Removal.  Any officer  elected by the board of directors may be removed  by the board of  directors,  with or  without  cause,  whenever  in its judgment the best interest of the corporation would be served thereby,  but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or  appointment of an officer or agent shall not of itself create contractual rights.

     Section 4. Chairman of the Board.  The chairman of the board shall see that all orders and  resolutions  of the board of directors  are carried into effect.
The chairman of the board shall call meetings of the stockholders,  the board of directors and the executive committee,  should one be established,  to order and shall act as chairman of such meetings.

     Section 5. Chief Executive  Officer.  The chief executive  officer shall be responsible  for the  general  and active  management  of the  operation  of the corporation. He shall, in general, supervise and control all of the business and affairs of the corporation. In the event the board of directors does not elect a chairman of the board,  or if elected,  in the event of his inability or refusal to act,  or at his  request  or when  specifically  authorized  by the  board of directors,  the chief executive officer shall perform the duties of the chairman of the board and, when so acting, shall have all the powers of and be subject to all the restrictions upon the chairman of the board. The chief executive officer shall perform all duties normally  incident to such office and such other duties as may be prescribed by the chairman of the board or the board of directors from time to time.

     Section 6.  President.  The  president  shall  perform all duties  normally incident to the office of president  and such other duties as may be  prescribed by the board of  directors,  the  chairman  of the board or the chief  executive officer.  In the absence of the chief  executive  officer or in the event of his inability or refusal to act, the president shall perform the duties of the chief executive  officer  and,  when so  acting,  shall  have all the powers of and be subject to all the restrictions upon the chief executive officer.

     Section 7. Chief Operating  Officer.  The chief operating officer shall see that all orders of the board of directors,  the chairman of the board, the chief executive  officer or the president  are carried into effect.  In the absence of the  president  or in the event of his  inability  or refusal to act,  the chief operating officer shall perform the duties of the president and, when so acting, shall have all the powers of and be  subject  to all the  restrictions  upon the president.  The chief  operating  officer shall  perform  other duties  commonly incident to this office and shall  perform such other duties and have such other powers as the board of directors, the chairman of the board, the chief executive officer or the president may from time to time prescribe.

     Section 8. Vice President.  The vice president shall perform such duties as from time to time may be assigned by the board of directors, the chairman of the board, the chief executive officer or the president.

     Section 9.  Treasurer.  The treasurer  shall [a] have charge and custody of and be responsible for all funds and securities of the corporation;  receive and give  receipts  for moneys due and  payable to the  corporation  from any source whatsoever,  and deposit all such moneys in the name of the  corporation in such banks,  trust companies or other depositories as shall be selected in accordance with the provisions of these bylaws; and, [b] in general, perform all the duties normally  incident to the office of treasurer and such other duties as from time to time may be  normally  assigned  by the  chairman  of the  board or the chief executive officer or the board of directors.

     Section  10.  Secretary.  The  secretary  shall [a] keep the minutes of the stockholders'  and of the  board of  directors'  meetings  in one or more  books provided for that purpose; [b] see that all notices are duly given in accordance with the  provisions  of these bylaws or as required by law; [c] be custodian of the corporate  records and stock transfer books of the corporation;  and, [d] in general,  perform all duties  normally  incident to the office of secretary  and such other  duties as from time to time may be assigned  by the  chairman of the board or the chief executive officer or the board of directors.

                                  ARTICLE VI

                                     Stock

     Section 1. Certificates.  Every holder of stock shall be entitled to have a certificate  signed by or in the name of the  corporation by the chairman of the board, the chief executive officer, the president or any vice president,  and by the secretary or an assistant  secretary,  of the  corporation,  certifying  the number of shares owned by him in the corporation.

     Section 2. Lost,  Stolen or Destroyed Stock  Certificates;  Issuance of New
Certificates.  The corporation may issue a new certificate of stock in the place of any certificate  theretofore  issued by it, alleged to have been lost, stolen or destroyed,  and the corporation may require the owner of the lost,  stolen or destroyed  certificate,  or his legal representative,  to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

     Section 3.  Transfers of Stock.  Transfers of stock shall be made only upon the transfer books of the corporation kept in an office of the corporation or by transfer agents  designated to transfer shares of the stock of the  corporation.
Except where a  certificate  is issued in  accordance  with Section 2 above,  an outstanding  certificate  for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

     Section 4. Record  Date.  The board of  directors  may fix the record date, which  shall not be more than sixty (60) days nor less than ten (10) days before the date of any meeting of the stockholders, nor more than sixty (60) days prior to the time where the other  action  hereinafter  described,  as of which  there shall be determined the  stockholders  are entitled:  to notice of or to vote at any meeting of stockholders or any  adjournment  thereof;  to express consent to corporate  action in  writing  without a  meeting;  to  receive  payment  of any dividend or any other  distribution  or allotment of any rights;  or to exercise any rights  with  respect to any change,  conversation,  or exchange of stock or with respect to any other lawful action.

                                  ARTICLE VII

                         Indemnification and Insurance

     Section 1. Right to Indemnification. Each person who was or is made a party or is  threatened to be made a party to or becomes  involved in any  threatened, pending or  completed  action,  suit or  proceeding,  whether  civil,  criminal, administrative or investigative,  and whether formal or informal, (hereinafter a proceeding), by reason of the fact that he or she, or a person of whom he or she is the legal representative,  is or was a director or officer of the corporation or is or was serving at the request of the  corporation as a director,  officer, employee or agent of another  corporation  or of a  partnership,  joint venture, trust or other  enterprise,  including  service with respect to employee benefit plans,  whether the basis of such  proceeding  is alleged  action in an official capacity as a director,  officer,  employee or agent or any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by Delaware General
Corporation Law, as the same exist or may hereafter be amended (but, in the case of any such  amendment,  only to the  extent  that such  amendment  permits  the corporation to provide  broader  indemnification  rights than such law permitted the  corporation  to  provide  prior to such  amendment)  against  all  expense, liability and loss  (including  attorney fees,  judgments,  fines,  ERISA excise taxes or penalties  and amounts paid or to be paid in  settlement)  actually and reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director or officer  and shall  inure to the  benefit  of his or her  heirs,  executors  and administrators; provided, however, that, except as provided in Section 2 of this
Article  VII,  the   corporation   shall   indemnify  any  such  person  seeking
indemnification in connection with the proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) is authorized by the board of directors of the corporation.  The right to indemnification conferred in this
Section 1 of this  Article VII shall be a contract  right and shall  include the right to be paid by the corporation the expenses  incurred in defending any such proceeding in advance of its final disposition;  provided, however, that, if the
Delaware General Corporation Law requires, the payment of such expenses incurred by a current  director or officer in his or her  capacity as director or officer
(and not in any other  capacity  in which  service  was or is  rendered  by such person while a director or officer, including, without limitation, service to an employee  benefit  plan) in advance of the final  disposition  of a  proceeding, shall be made only upon delivery to the corporation of an undertaking,  by or on behalf of such  director  or officer,  to repay all amounts so advanced  that it shall  ultimately be determined that such director or officer is not entitled to be  indemnified  under this section or otherwise.  The  corporation  may, to the extent  authorized from time to time by the board of directors,  grant rights to indemnification,  and to the advancement of expenses to any employee or agent of the  corporation  to the fullest extent of the provisions of this Section 1 with respect to the  indemnification  and  advancement  of expenses of directors  and officers of the corporation.

     Section 2. Right of Claimant to Bring Suit.  If a claim under  Section 1 of this Article VII is not paid in full by the  corporation  within 60 days after a written  claim has been  received by the  corporation,  the claimant may, at any time thereafter, bring suit against the corporation to recover the unpaid amount of the claim and,  if  successful  in whole or in part,  the  claimant  shall be entitled to be paid also the expense of prosecuting  such a claim. It shall be a defense to any such action (other than an action  brought to enforce a claim for
expenses   incurred  in  defending  any  proceeding  in  advance  of  its  final disposition  where  the  required  undertaking,  if any is  required,  has  been tendered  to the  corporation)  that the  claimant  has not met the  standard of conduct which makes it permissible  under the Delaware  General  Corporation Law for the  corporation to indemnify the claimant for the amount  claimed,  but the burden of  providing  such  defense  shall be on the  corporation.  Neither  the failure of the corporation (including its board of directors,  independent legal counsel  or  its  stockholders)  to  have  made  a  determination  prior  to the commencement of such action that indemnification of the claimant is proper under the circumstances  because he or she has met the ethical standard of conduct set forth in the Delaware General  Corporation  Law, nor an actual  determination by the corporation (including its board of directors,  independent legal counsel or its  stockholders)  that the  claimant has not met such  applicable  standard of conduct,  shall be a defense  to the  action or  create a  presumption  that the claimant has not met the applicable standard of conduct.

     Section 3.  Non-Exclusivity of Rights. The right to indemnification and the payment of expenses  incurred in defending a proceeding  in advance of its final disposition  conferred  in this  Article VII shall not be exclusive of any other right  which  any  person  may have or  hereafter  acquire  under  any  statute, provision  of the  certificate  of  incorporation,  bylaw,  agreement,  vote  of stockholders, or disinterested directors or otherwise.

     Section 4.  Insurance.  The  corporation  may  maintain  insurance,  at its expense, to protect itself and any director,  officer,  employee or agent of the corporation, or another corporation,  partnership, joint venture, trust or other enterprise  against  such  expense,  liability  or  loss,  whether  or  not  the corporation  will have the power to indemnify  such person against such expense, liability or loss, under the Delaware General Corporation Law.

                                 ARTICLE VIII

                                 Miscellaneous

     Section  1.  Fiscal  Year.  The  fiscal  year of the  corporation  shall be determined by resolution of the board of directors.

     Section 2.  Waiver of Notice of  Meetings of  Stockholders,  Directors  and
Committees.  Any  written  waiver of notice,  signed by the person  entitled  to notice,  whether  before  or after  the time  stated  therein,  shall be  deemed equivalent to notice.  Attendance  of a person at a meeting  shall  constitute a waiver of notice of such meeting,  except when the person  attends a meeting for the express  purpose of  objecting,  at the  beginning  of the  meeting,  to the transaction  of any  business  because  the  meeting is not  lawfully  called or convened.  Neither  the  business  to be  transacted  at, nor the purpose of any regular  or  special  meeting of the  stockholders,  directors,  or members of a committee of directors need be specified in any written waiver of notice.

     Section 3. Form of Records.  Any records  maintained by the  corporation in the  regular  course  of its  business,  including  its stock  ledger,  books of account,  and minute  books,  may be kept on, or be in the form of, punch cards, magnetic tape, photographs,  micro-photographs, or any other information storage device,  provided that the records so kept can be converted into clearly legible form within a reasonable  time. The corporation  shall so convert any records so kept upon the request of any person entitled to inspect the same.

     Section 4.  Amendment  of Bylaws.  These bylaws may be altered or repealed, and new bylaws made, by the board of directors,  but the  stockholders  may make additional bylaws and may alter and repeal any bylaws whether adopted by them or otherwise.